Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Aradigm Corporation of our report dated March 30, 2016 relating to the consolidated financial statements of Aradigm Corporation as of and for the year ended December 31, 2015, which is included in the Annual Report on Form 10-K filed by Aradigm Corporation on March 30, 2016.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ OUM & CO. LLP

San Francisco, California

May 12, 2016